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                             ACCOUNTANTS' CONSENT
                             --------------------

The Board of Directors
MeriStar Hotels & Resorts, Inc.:

We consent to incorporation by reference in the registration statement
(No. 333-60545) on Form S-8 (for the Non-Employee Directors' Incentive Plan), the registration statement (No. 333-60539) on Form S-8 (for the Incentive Plan), and the registration statement (No. 333-61731) on Form S-8 (for the Employee Stock Purchase Plan) of MeriStar Hotels & Resorts, Inc. of our report dated February 1, 1999 relating to the consolidated balance sheets of MeriStar Hotels & Resorts, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and owners' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of MeriStar Hotel & Resorts, Inc.



                                                        KPMG LLP


Washington, D.C.
March 22, 1999